EXHIBIT 99.1

Lakeland Fire + Safety Issues Shareholder Letter and Provides Corporate Update

HUNTSVILLE, AL - February 11, 2025 - Lakeland Industries, Inc. ("Lakeland Fire + Safety" or "Lakeland") (NASDAQ: LAKE), a leading global manufacturer of protective clothing and apparel for industry, healthcare and first responders, today issued a letter to shareholders from Jim Jenkins, President, Chief Executive Officer and Executive Chairman.

Dear Lakeland Shareholders,

Lakeland Fire + Safety’s fiscal year 2025, which ended January 31st, was a transformative year in many ways, underscored by multiple successful acquisitions to build a head-to-toe portfolio of brands in fire protection, new management, and an improved capital position to fund our long-term initiatives. To that end, we most recently closed an oversubscribed $46.0 million public equity offering, which brought in an impressive pool of new and existing shareholders. This secondary offering strengthened our balance sheet and positioned us to accelerate further growth in the fragmented, higher margin, $2.0 billion fire protection sector in the largest global markets and to repay indebtedness, resulting in an expected cash interest savings of approximately $2.5 million annually. With this strong vote of confidence from investors, we are moving forward into Fiscal Year 2026 by continuing to implement strategies to accelerate growth and margins by renewing our acquisition focus on the fire turnout gear industry and specifically the decontamination and services segment, which offers recurring high margin revenue streams. While we believe we now have the full suite of premier global head-to-toe fire services products, we are also not ruling out other opportunities, including joint ventures or affiliations in fire and the industrial space and opportunistic M&A in the high-margin chemical space within our industrial offerings. We continue to see growth opportunities in the fire and the industrial space, as well as opportunistic M&A in the high-margin chemical space within our industrial offerings, where we can purchase businesses for fair EBITDA multiples and integrate and deliver higher financial returns on our revamped platform. We have demonstrated our success with our last four acquisitions, providing confidence in our roll-up strategy, and we now have ample capital and flexibility to execute this strategy.

In the past year, we have completed four accretive acquisitions that added product line extensions and innovative new products and expanded our global markets, channels, and customers. These strategic acquisitions are a part of our initiative to build a portfolio of premier global fire brands under Lakeland Fire + Safety in this fragmented market. These highly innovative and customer-focused organizations are outstanding brands with high quality products and relatively low purchase price multiples, and they provide us with attractive cross-selling opportunities globally. They each have complementary product lines to Lakeland’s existing portfolio that greatly benefit our product offering, particularly within fire service protective clothing. Together, the acquisitions have expanded our footprint in North America, Europe, Asia, Oceania, LATAM, and the Middle East with strategic distributors and partnerships in each region.

Late in 2023, we announced the acquisition of New Zealand-based Pacific Helmets NZ Limited, a leading designer and manufacturer of helmets for structural firefighting, wildland firefighting, and rescue markets. Pacific Helmet’s premium product line has a global reputation for safety and design, complements the existing Lakeland turnout gear offering, and provides attractive cross-selling opportunities globally, especially in the U.S.

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Early in 2024, we acquired Jolly Scarp, a leading designer and manufacturer of professional footwear for the firefighting, military, police, and rescue markets. The company is headquartered in the renowned shoe design area of Montebelluna, Italy, with manufacturing operations in Bucharest, Romania. Jolly's strong brand has a well-established reputation for quality and innovative professional footwear design and manufacturing in the growing first responder safety market.

LHD Group Deutschland GmbH (LHD) and its Hong Kong and Australian subsidiaries were acquired in July and are leaders in firefighter turnout gear, accessories, and decontamination services, including laundry, repair, and maintenance. LHD has established a significant market presence with premium fire services products across Germany and Australia, two of the largest firefighter markets in the world, and the leading position in Hong Kong. The Lakeland LHD Care protective clothing maintenance segment ensures the longevity and effectiveness of firefighting gear and is an attractive recurring revenue stream.

In December we completed our fourth acquisition, Veridian, a leading provider of firefighter protective apparel, including fire and rescue garments, gloves, and boots. Veridian's strong brand and complementary fire services products significantly strengthen our competitive positioning and deliver immediate market share gains in the U.S. and Latin America.

To support our acquisitions and fuel growth, Roger Shannon, CFO, Helena An, COO, and I welcomed new, experienced executives to the management team. This experienced management team has each executed strategies like Lakeland’s - a turnaround/efficiency focus with accretive acquisitions and synergies to accelerate growth and create value. To drive our sales initiatives, we appointed two distinguished sales professionals: Barry Phillips as Chief Revenue Officer and Cameron Stokes to the newly created role of Chief Commercial Officer, Global Industrial. Barry brings over 37 years of experience in global sales leadership, revenue growth, and strategic market development, particularly in the fire services sector. Cameron is a seasoned sales and marketing executive focusing on driving multimillion-dollar revenue growth and expanding market share in industrial safety products.

Focusing on our expanding global workforce, we appointed Laurel Yartz as Chief Human Resources Officer. Laurel brings over 30 years of experience in global Human Resources leadership, primarily in Fortune 500 and private equity companies. Her extensive background includes senior strategic roles leading cultural and business transformation. As CHRO, she is responsible for enhancing Lakeland's people strategy and fostering a culture focused on growth, innovation, flawless execution, customer satisfaction, and continuous improvement.

Finally, I was privileged to be one of the new appointments after serving as Executive Chairman of the Board since August 2023 and as a director since 2012. Throughout my tenure and moving forward, I am committed to executing our strategy to build a premier global fire services brand and drive profitable growth in our other strategic product lines through product management, product development, channel diversification, and operations optimization.

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Looking back over the past year, we have now successfully positioned Lakeland Fire + Safety for the future, bringing together the people, companies, products and capital to accelerate growth opportunities and increase market penetration. As we now look ahead, we are focused on new M&A opportunities to further consolidate the fragmented fire market with the newly raised capital and Lakeland’s accelerating free cash flow to support this acquisition strategy. We are growing top-line revenue in our fire services and industrial verticals, combined with operating and manufacturing efficiencies, to achieve higher margins. All together, we could not be more excited for Fiscal Year 2026 and expect to grow faster than the markets we serve. I look forward to sharing exciting new milestones in the year to come.

Sincerely,

Jim Jenkins

President, Chief Executive Officer and Executive Chairman

About Lakeland Fire + Safety

Lakeland Fire + Safety manufactures and sells a comprehensive line of fire services and industrial protective clothing and accessories for the industrial and first responder markets. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a strategic global network of selective fire safety and industrial distributors and wholesale partners. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly and to industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East, Southeast Asia, Australia, Hong Kong and New Zealand.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital or which express the Company's expectation for the future with respect to financial performance or operating strategies, including statements regarding the Company’s plans and expectations for growth and the Company’s M&A strategy, can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

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Contacts

Lakeland Fire + Safety

256-600-1390

Roger Shannon

Chief Financial Officer

rdshannon@lakeland.com

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

LAKE@mzgroup.us

www.mzgroup.us

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